Exhibit 10.10

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Second Amendment") is entered into as of September 9, 2005 by and among GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company ("Lender"), AHPC HOLDINGS, INC., a Maryland corporation, and AMERICAN HEALTH PRODUCTS CORPORATION, a Texas corporation (collectively "Borrower").

RECITALS

A. Lender and Borrower entered into a Loan And Security Agreement dated as of September 9, 2004 and amended the same effective January, 2005 (together, the "Loan Agreement"). All capitalized terms not defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

B. Lender and Borrower desire to extend the Maturity Date of the Loan Agreement and provide other amendments thereto.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree to amend the Loan Agreement as follows:

1. Maturity Date/Option for further extension. The Maturity Date is hereby extended to the earlier of demand or September 9, 2006. At Borrower's option, the Maturity Date may be further extended to the earlier of demand or September 9, 2007 upon written notice to Lender no later than July 9, 2006 and payment of a $50,000.00 renewal fee.

2. Maximum Loan Amount/Interest Rate. The Loan Agreement, Term Sheet thereto and the Revolving Credit Loan Rider #1 ("Rider") are amended to provide a Maximum Loan Amount of $5,000,000.00. The Effective Rate is reduced to Prime Rate plus 4.5% and the Default Rate is reduced to Prime Rate plus 8.5%.

3. Advance Formula. The Loan Agreement and Rider are amended to provide a Percentage Advance Rate of 80% of Eligible Receivables and 50% of non-obsolete finished goods inventory plus 35% of in-transit inventory with a sub limit of $500,000.00, and an overall inventory cap of $2,500,000.00.

4. Termination/Prepayment. The Termination/Prepayment provision of Paragraph 2 (C) is amended to provide for a prepayment penalty of 2% of the Maximum Loan Amount, as herein amended, if prepayment occurs prior to the Maturity Date. There will be no prepayment penalty if Borrower exercises the option provided for in paragraph 1 herein.

5. Amendment/Legal/Insurance Fees. Borrower shall pay herewith a) an Amendment Fee of $100,000.00 plus Lender's attorney fees in the amount of $675.00 and b) the premium increase from Lender's personal property security insurer, as billed.

6. Counterparts. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first hereinabove set forth.

GREENFIELD COMMERCIAL CREDIT, LLC, a Michigan limited liability company By: GCC Management, Inc. Its: Manager By:_________________________________ Edward P. Lewan Its: Vice President	AHPC HOLDINGS, INC., a Maryland corporation By:_______________________________________ Alan Zeffer Its: President and
AMERICAN HEALTH PRODUCTS CORPORATION a Texas corporation By:________________________________________ Alan Zeffer Its: President

ACKNOWLEDGEMENT OF VALIDITY GUARANTOR

Alan E. Zeffer, Validity Guarantor under Validity Guaranty agreement dated as of September 9, 2004, acknowledges the above Amendment and agrees that his Validity Guaranty shall continue in full force and effect.

WITNESS:	VALIDITY GUARANTOR:
__________________________________________	____________________________________ Alan E. Zeffer

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